EXHIBIT 4C

                             HENNESSY ADVISORS, INC.
                                2001 OMNIBUS PLAN

                OPTION AWARD AGREEMENT FOR NON-EMPLOYEE DIRECTORS

                THIS AGREEMENT is made and entered into as of the date set forth on the signature page hereof by and between HENNESSY ADVISORS, INC., a California corporation ("Company"), and the non-employee director of the Company whose signature is set forth on the signature page hereof (the "Non-Employee Director").

                               W I T N E S S E T H

                WHEREAS, the Company has adopted the Hennessy Advisors, Inc. 2001 Omnibus Plan ("Plan"), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement;

                WHEREAS, the purpose of the Plan is to permit Awards under the Plan to be granted to certain Non-Employee Directors of the Company and its Affiliates and to further specify the terms and conditions under which such individuals may receive such Awards;

                WHEREAS, the Non-Employee Director is now acting for the Company in a non-employee director capacity and the Company desires him or her to remain in such capacity, and to secure or increase his or her ownership of Shares in order to increase his or her incentive and personal interest in the success and growth of the Company; and

                WHEREAS, defined terms used herein and not otherwise defined herein shall have the meanings set forth in the Plan.

                NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

         1.     Option Grant.

                (a) Grant. Subject to the terms and conditions set forth herein, the Company hereby grants to the Non-Employee Director an option (the "Option") to purchase from the Company all or any part of the aggregate number of Shares (hereinafter referred to as the "Option Stock") set forth on the signature page hereof, at the purchase price per Share set forth on the signature page hereof.

                (b) Term. The Option may not be exercised prior to the Initial Exercise Date set forth on the signature page hereof or after the Expiration Date set forth thereon.

                (c) Exercise Amount. The Option may be exercised in whole or in part (but no exercise shall be for fewer than 25 Shares or all of the Shares subject to the Option, if fewer) by notice in writing to the Company.




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                (d)     Payment for Shares. The aggregate purchase price for the
Shares for which the Option is exercised shall be paid to the Company at the time of exercise in cash, Shares registered in the name of the Non-Employee Director, or by a combination thereof, all as provided on the signature page hereof, however, Board approval shall be required in order for shares held by a participant for fewer than six months to be used in payment of the exercise price of an Option. If the purchase price may be paid wholly or partly in Shares, any Shares tendered in payment thereof shall be free of all adverse claims and duly endorsed in blank by the Non-Employee Director or accompanied by stock powers duly endorsed in blank. Shares tendered shall be valued at Fair Market Value on the date on which the Option is exercised. As used herein, "Fair Market Value" means the per Share closing price on the date in question in the principal market in which the Shares are then traded or, if no sales of Shares have taken place on such date, the closing price on the most recent date on which selling prices were quoted; provided, however, that for any Option that is not an Incentive Stock Option, the Committee in its discretion may elect to determine Fair Market Value with respect to such Shares, based on the average of the closing prices, as of the date of determination and a period of up to 20 trading days immediately preceding such date. If such proviso is to be applicable, the signature page hereof sets forth the number of trading days in such period.

                (e) ISO/NSO. The Option shall not be an Incentive Stock Option for purposes of Section 422 of the Code.

                (f) Reload Feature. Unless otherwise provided on the signature page hereof, the Option shall not have the "reload feature" described in Section 6.1 of the Plan, as of the date of grant.

         2.     Nontransferability of Option.

                This Option is not transferable other than by will or by the laws of descent and distribution. The Option may be exercised during the life of the Non-Employee Director only by the Non-Employee Director, except as otherwise expressly set forth in Section 4(b) below.

         3.     Securities Law Restrictions.

                The Non-Employee Director agrees and acknowledges for himself/herself and his/her heirs, legatees and legal representatives, with respect to all Option Stock (or any shares of stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor), that he/she and his/her heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act") and applicable state securities laws, or except in a transaction which, in the opinion of counsel for the Company, is exempt from registration under the Act and applicable state securities laws. As further conditions to the issuance of the Option Stock, the Non-Employee Director agrees for himself/herself, and his/her heirs, legatees and legal representatives, prior to such issuance, to (i) execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any applicable state securities laws, and (ii) execute and thereby become a party to any stock restriction agreement then in effect among the



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Company and its other shareholders. The Non-Employee Director agrees that any certificate representing Option Stock shall bear the following legend (or such other legend of similar effect as Company may determine):

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER THE APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT, PURSUANT TO RULE 144 OR PURSUANT TO AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, AND SUCH QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE STATE SECURITIES LAWS.

         4.     Exercise of Option.

                The exercise of Options granted to Non-Employee Directors is governed in all respects by the terms of the Plan. Except as provided herein, the Option shall be exercisable only prior to the Expiration Date.

         5.     Beneficiary.

                (a) The person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Non-Employee Director in accordance herewith (the person who is the Non-Employee Director's Beneficiary at the time of his death herein referred to as the "Beneficiary") shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Non-Employee Director. The Non-Employee Director may from time to time revoke or change his Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Non-Employee Director's death, and in no event shall any designation be effective as of a date prior to such receipt.

                (b) If no such Beneficiary designation is in effect at the time of a Non-Employee Director's death, or if no designated Beneficiary survives the Non-Employee Director or if such designation conflicts with law, the Non-Employee Director's estate shall be entitled to exercise the Option, to the extent it is exercisable after the death of the Non-Employee Director. If the Committee is in doubt as to the right of any person to exercise the Option, the Company may refuse to recognize such exercise, without liability for any interest or dividends on the Option Stock, until the Committee determines the person entitled to exercise the Option, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.



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         6.     No Rights As Stockholder.

                The Non-Employee Director shall have no rights as a holder of the Option Stock until the issuance of a certificate for the Option Stock.

         7.     Tax Withholding.

                (a) It shall be a condition of the obligation of the Company to issue Option Stock to the Non-Employee Director or the Beneficiary, and the Non-Employee Director agrees, that the Non-Employee Director shall pay to the Company upon its demand, such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the exercise of the Option.

                (b) If the Option is not an Incentive Stock Option, the Non-Employee Director may elect to have the Company withhold that number of Shares of Option Stock otherwise issuable to the Non-Employee Director upon exercise of the Option or to deliver to the Company a number of Shares, in each case, having a Fair Market Value on the Tax Date (as defined below) equal to the minimum amount required to be withheld as a result of such exercise. The election must be made in writing and must be delivered to the Company 6 months or more prior to the Tax Date and shall not be effective until at least 6 months after the Grant Date, provided, however, that this restriction shall not apply in the event death of the Non-Employee Director occurs prior to the expiration of such 6 month period. The full number of shares of Option Stock issuable on exercise of the Option may be issued to the Non-Employee Director, and in such event the Non-Employee Director shall be unconditionally obligated to tender back to the Company, as soon as practicable after the Tax Date, a number of shares of the minimum amount required to be withheld. If the number of shares so determined shall include a fractional share, the Non-Employee Director shall deliver cash in lieu of such fractional share. All elections shall be made in a form approved by the committee and shall be subject to disapproval, in whole or in part by the Committee. Any election under this paragraph shall be irrevocable and may not be changed until another irrevocable election is effective. As used herein, "Tax Date" means the date on which the Non-Employee Director must include in his gross income for federal income tax purposes the fair market value of the Option Stock over the purchase price therefor.

         8.     Adjustments in Event of Change in Shares.

                In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of securities of the Company, or other similar corporate transaction or event affects the Shares issuable on exercise of the Option, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and type of Shares awarded pursuant to this Agreement, or the terms, conditions, or restrictions of this Agreement; provided, however, that with respect to Awards



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of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number.

         9.     Powers of Company Not Affected.

                The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combinations, subdivision or reclassification of the Shares or any reorganization, merger, consolidation, business combination, exchange of Shares, or other change in the Company's capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Option Stock or the rights thereof or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         10.    Interpretation by Committee.

                The Non-Employee Director agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Non-Employee Directors awarded Option Stock.

         11.    Financial Statements.

                The Company shall deliver to Non-Employee Directors annually copies of the Company's annual financial statements.

         12.    Miscellaneous.

                (a) This Agreement shall be governed and construed in accordance with the laws of the State of California applicable to contracts made and to be performed therein between residents thereof.

                (b) This Agreement may not be amended or modified except by the written consent of the parties hereto.

                (c) The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

                (d) Any notice, filing or delivery hereunder or with respect to Option Stock shall be given to the Non-Employee Director at either his usual work location or his home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 750 Grant Avenue, Suite 100, Novato, California 94945, Attention Corporate



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Secretary. All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

                (e) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the personal benefit of the Non-Employee Director, the Beneficiary and the personal representative(s) and heirs of the Non-Employee Director.



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                IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and its corporate seal hereunto affixed, and the Non-Employee Director has hereunto affixed his hand and seal, all on the day and year set forth below.

                                       HENNESSY ADVISORS, INC.


[CORPORATE SEAL]                       By:______________________________________

                                           Its:_________________________________

                                       ___________________________________(Seal)
                                       Non-Employee Director
                                       [Print Name]: ___________________________

No. of Shares of Option Stock: _____    All Options granted by this Agreement
                                        are Nonqualified Stock Options.

Reload Feature: ____________________    Purchase Price
                                           Per Share:    $10.00
                                                     ---------------------------

Payment of Purchase Price: _________    Number of Days to Determine
                                            Fair Market Value: _________________

Date of Agreement: _________________    Grant Date: ____________________________

Initial Exercise Date: _____________    Expiration Date: _______________________

Beneficiary: _______________________    Address of Beneficiary:

Beneficiary Tax Identification No.:     ________________________________________

____________________________________    ________________________________________




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